                                                               Exhibit 10.47


                                                               IN REPLY REFER TO
                                                               2800 (063)
[SEAL]                                                         CA-13510
                                                               (C-065.21)

                   United States Department of the Interior
                           BUREAU OF LAND MANAGEMENT
                          California Desert District
                              1695 Spruce Street
                         Riverside, California  92507

                                   DECISION                    APR12, 1984

                             RIGHT-OF-WAY GRANTED
                             --------------------

                               Details of Grant
                               ----------------

Serial Number           :   CA-13510                                                Date Granted:     Date of this
                                                                                                      Decision

Holder                  :   California Energy Company, Inc.                         Date Filed:       1/18/83
                            3333 Mendocino Avenue, Suite 100
                            Santa Rosa, CA 95401

Project Description     :   Map, entitled Exhibit A, showing the                    Date of
                            location and descriptions of the grant                  Termination:      30 years from
                            is attached hereto and made a part hereof.                                the date of this
                                                                                                      Decision

Land Description        :   T. 21 S., R. 38 E., MDM., Section 32 & 31 Portions of
                            T. 22 S., R. 37 E., MDM., Section 1 Portions of

Permitted Use by Holder :   Construction, operation and maintenance of an above
                            ground distribution line and a 20-acre field office
                            site.

Authority for Grant     :   Title V of the Act of October 21, 1976 (90 Stat.
                            2776; 43 U.S.C. 1761).

Regulations Applicable  :   Section 2801 through 2806.2, Title 43, Code of
                            Federal Regulations.

Rental                  :   $25.00 estimated rental for first five years,
                            subject to adjustment by formal appraisal.

                         TERMS AND CONDITIONS OF GRANT

Pursuant to the authority vested in the undersigned by Bureau Order Number 701 of the Director, Bureau of Land Management, as amended February 19, 1982, (47 F.R. 7505), a right-of-way, the details of which are shown above, is hereby granted, subject to the following numbered terms and conditions:

                           1, 2, 3, 4, 5, 6, 8 & 12
                           ------------------------

                                     R&M-1

                         TERMS AND CONDITIONS OF GRANT

1.   All valid rights existing on the date of this grant.
2. There is hereby reserved to the Secretary of the Interior, or his lawful delegate, the right to grant additional rights-of-way or permits for compatible uses on, over, under or adjacent to the land involved in this grant.
3. The holder shall comply with the applicable Federal and State laws and regulations concerning the use of pesticides (i.e., insecticides, herbicides, fungicides, rodenticides, and other similar substances) in all activities and operations under this grant. The holder shall obtain from the Authorized Officer approval of a written plan prior to the use of such substances. The plan must provide the type and quantity of material to be used; the pest, insect, fungus, etc. to be controlled; the method of application; the location for storage and disposal of containers; and other information that the Authorized Officer may require. The plan should be submitted no later than December 1 of any calendar year that covers the proposed activities for the next fiscal year (i.e., December 1, 1982 deadline for a fiscal year 1983 action). Emergency use of pesticides may occur. The use of substances on or near the right-of-way shall be in accordance with the approved plan. A pesticide shall not be used if the Secretary of the Interior has prohibited its use. A pesticide shall be used only in accordance with its registered uses and within other limitations if the Secretary has imposed limitations. Pesticides shall not be permanently stored on public lands authorized for use under this grant.
4. The holder agrees not to exclude any person from participating in employment or procurement activity connected with this grant on the grounds of race, creed, color, national origin, or sex. To ensure against such exclusions, the holder further agrees to develop and submit to the proper reviewing official specific goals and timetables with respect to minority and female participation in employment and procurement activity connected with this grant. The holder will take affirmative action to utilize business enterprises owned and controlled by minorities and women in its procurement practices connected with this grant. Affirmative action will be taken by the holder to assure all minorities or women applicants full consideration of all employment opportunities connected with this grant. The holder also agrees to post in conspicuous places on its premises which are available to contractors, subcontractors, purchasers, and labor unions or representatives of workers with whom it has collective bargaining agreements, of the holder's equal opportunity obligations.
5. The holder agrees not to exclude any person from participating in employment or procurement activity connected with this grant on the grounds of race, creed, color, national origin, or sex. To ensure against such exclusions, the holder further agrees to develop and submit to the proper reviewing official specific goals and timetables with respect to minority and female participation in employment and procurement activity connected with this grant. The holder also agrees to post in conspicuous places on its premises which are available to contractors, purchasers, and labor unions or representatives of workers with whom it has collective bargaining agreements, of the holder's equal opportunity obligations.
6. This grant is subject to review at the end of 20 years from the date of this decision and at regular intervals thereafter, not to exceed 10 years.
7. This grant may be renewed so long as it is still being used for the purposes of this grant and is operated and maintained in accordance with all provisions of this grant and pursuant to the regulations under which it is granted.
8. All facilities must be non-reflective and colored to blend with the surrounding environment.
9. The holder agrees that the right-of-way will be subject to the regulations contained in 43 CFR 2805.1(c) (wneeling stipulations).
10. The right-of-way herein granted is subject to the express covenant that it will be modified, adapted, or discontinued if found by the Secretary of the Interior to be necessary, without liability or expense to the United States, so as not to conflict with the use and occupancy of the land for any authorized works which may be hereafter constructed thereon under the authority of the United States.
11.  The holder agrees to the stipulations contained in Appendix     , attached
                                                                -----
hereto and made a part hereof.
12. A qualified archaeologist will be present at the time the transmission line is staked.

By acceptance hereof, the holder agrees that the right-of-way is subject to the applicable regulations contained in 43 CFR 2800 and to the terms and conditions of this grant.

/s/ William R. Tipton                        /s/ HW Rierben
---------------------                        ------------------------
          Holder                              Acting District Manager

Vice President and General Manager
California Energy, Co., Inc.                 APR 12 1984
----------------------------------
          Holder


----------------------------------
          Holder

                                     R&M-2

                   United States Department of the Interior   IN REPLY REFER TO:
                                                                  2800(C-065.21)
                           BUREAU OF LAND MANAGEMENT                    CA 13510

                            Ridgecrest Resource Area
                            112 East Dolphin Street
                         Ridgecrest, California  93555

CERTIFIED MAIL #                                                     MAY 23 1986
RETURN RECEIPT REQUESTED

                                   DECISION

California Energy Company    :  Right-of-Way
333 Mendocino Avenue         :
Santa Rosa, California 95401 :  CA 13510

                       Amendment to Right-of-Way Offered
                       --------- -- ------------ -------

On April 12, 1984, right-of-way CA 13510 was issued to California Energy Company (Cal Energy) for a 115KV electric transmission line and a 20 acre site for a combined field office and a Southern California Edison (SCE) substation. These facilities, which are to transmit electric power from the Coso geothermal field, have not been installed yet.

On March 27, 1986, and April 14, 1986, Cal Energy filed and modified an application to amend right-of-way CA 13510. The right-of-way, as amended, will include:

(1) a Los Angeles Department of Water and Power (LADWP) substation and tie-in to an existing LADWP 230KV line;

(2) an upgrade to 230KV of the segment of the 115KV line authorized in CA 13510 between the Navy boundary and the new LADWP substation: the portion of this line in section 31, T.213., __.38__., MDM. will be moved farther north;

(3) a temporary 115KV line from the area of the LADWP substation to a temporary SCE substation: this temporary portion of the right-of-way will expire on December 31, 1987; and

(4) a Cal Energy field office site containing an office building, pipe yard, warehouse/shop, water well and parking areas. The amended right-of-way will also include a 4,875 foot segment of the proposed electric line in section 33, T.21_., R.38E., MDM, which was erroneously omitted when the right-of-way was issued.

The overall dimensions of the right-of-way once amended, will be:

Temporary SCE facilities                                          =  14.42 acres
Substation                                                        =    4.0 acres
Transmission line - 1.72 miles x 50' wide                         =  10.42 acres

                                     R&M-3

Permanent Cal Energy/LADWP facilities                             =  58.51 acres
Substation                                                        =   9.64 acres
Field office site                                                 =   10.0 acres
Transmission lines - 2.92 miles x 110' wide                       =  38.87 acres

This office is prepared to issue the amendment to right-of-way CA 13510, as shown on Exhibit "A", attached, and subject to the terms and conditions of the original grant and the additional terms and conditions in Exhibit "B", also attached. Please show your concurrence to this amendment by signing both the original and the duplicate of this Decision and returning both to this office.

A reappraisal of the amended right-of-way will determine a new rental. Any additional rental that is due as the result of the reappraisal shall be paid upon request.

Upon receipt of the signed documents, the amendment will be executed by the authorized officer and the original returned to the grantee.

The applicant is hereby allowed 30 days from receipt of this decision to accept, sign and return the amendment or appeal. If the offer is neither properly accepted and returned nor appealed within the time allowed, the application will be rejected.

If the applicant is adversely affected by this action, there is a right of appeal to the Board of Land Appeals, Office of the Secretary, in accordance with the regulations in 43 CFR, Part 4, Subpart E. If an appeal of this decision is taken the notice of appeal must be filed in this office (not with the board) within 30 days of receipt of the decision so that the casefile can be sent to the Board. A copy of the notice of appeal and of any statement of reasons, written arguments, or briefs must be served upon any adverse parties, and in addition, to the Regional Solicitor, Pacific Southwest Region, U.S. Department of the Interior, 2800 Cottage Way, Room _-2753, Sacramento, California 95825, within 15 days of the filing of any specified document. If the procedures set forth in the regulations are not followed, an appeal is subject to dismissal. Form 1842-1 is enclosed for additional information.


/s/ signature illegible                  /s/ Patricia E. McLean
-------------------------                ----------------------
California Energy Company                Patricia E. McLean
                                         Area Manager
5/23/86                                  Ridgecrest Resource Area
-------------------------
Date
Enclosures (4)
Duplicate of Decision
Exhibit A
Exhibit B
Form 1842-1

                                     R&M-4

                                  EXHIBIT "B"

1. No surface disturbance, except as described in number 2 below, may begin within archaeological sites Iny-2765, Iny-2766, AE-1 or AE-2 until the review process required by Section 106 of the National Historic Preservation Act has been completed. The authorizing Officer will issue a Notice to Proceed when the 106 review has been completed. The Bureau is recommending that a sample of artifacts from sites temporarily designated as AE-1 or AE-2 be collected and analyzed to evaluate the sites' eligibility to the National Register of Historic Places. The disposition of sites Iny-2765 and Iny-2766 will be affected by future recommendations from Cal Energy's archaeological consultants. The Bureau has been advised that the consultants are in the process of developing a mitigative plan for these sites.

2. Cal Energy will be allowed to drill five holes within the boundaries of archaeological site AE-1 for purposes of geotechnical analysis, and will be allowed to drive a vehicle to the drill sites. The State Office of Historic Preservation has given the Bureau verbal approval to authorize this activity under the following conditions: (1) that a permitted archaeologist who is familiar with the distribution of artifacts within the site, i.e., Cal Energy's archaeological consultant who documented the site, accompany the vehicle, guide the driver to the drill sites and judiciously locate drill sites away from artifacts; (2) that the same archaeologist examine the soil from the drill holes for presence or absence of artifacts.

3. In the Cal Energy field office site, the buildings will be located to screen the pipe yard, parking and other ancillary areas from the view of motorists on Highway 395.

4. Holder will limit clearing of the field office site to those areas needed for buildings, parking areas, the pipe yard and access ways. All cleared areas not built upon will be sealed to prevent dust generation. The field office site shall be maintained in a relatively neat condition.

5. The design of the SCE substation will be coordinated with BLM to minimize surface disturbance.

6. All facilities included in the temporary phase of this grant shall be removed and the areas rehabilitated to the satisfaction of BLM by December 31, 1987.

7.   All electrical lines will be designed to prevent raptor electrocution.

8. Holder or his contractors will install transmission towers through the use of short spur rods off established roads rather than building a road along the center line of

                                     R&M-5
the transmission line. Any new spur roads will be rehabilitated after tower installation.

9. The additional 60 foot high width of the 230KV line is for safety purposes only and shall not be used for construction or facilities.

10. If facilities authorized for construction under this right-of-way grant use Polychorinated biphenyls (PCB's) such use shall be in a totally enclosed manner in accordance with provisions of the Toxic Substances Control Act of 1976 as amended (see 40 CFR Part 761). Additionally, any release of PCBs (leaks, spills, etc.) in excess of the reportable quantity established by 40 CFR Part 117 shall be reported as required by the Comprehensive Environmental Response, Compensation, and Liability Act, section 102_. A copy of any report required or requested by any Federal agency or State government as a result of a reportable release or spill of any hazardous material shall be furnished to the authorized officer within 5 working days of the occurrence of the spill or release.

                                     R&M-6